Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-1 (No. 333-258741) of XORTX Therapeutics Inc. (the “Company”) of our report dated April 7, 2022, relating to the consolidated financial statements of the Company, appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Smythe LLP

Chartered Professional Accountants

Vancouver, Canada

May 3, 2022